AMENDMENT


This amendment ("Amendment") is entered into as of the 31st day of October, 2001, by and between American Life Insurance Company of New York (the "Company"), INVESCO Funds Group, Inc. (the "Adviser"), INVESCO Distributors, Inc. (the "Distributor"), and INVESCO Variable Investment Funds, Inc. (the "Fund").

WHEREAS, the Parties have previously executed a Fund Participation Agreement dated June 6, 2001 ("Agreement");

NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

1. CONFIDENTIALITY. Notwithstanding anything to the contrary contained in this Agreement, and in addition to and not in lieu of other provisions in this Agreement, each party agrees to maintain all information about the other party that it may acquire pursuant to this Agreement in confidence, and each party agrees not to use, or permit the use of, any such information for any purpose except that set forth herein, or to disclose any such information to any person, without the prior written consent of the other party. This provision shall survive the termination of this Agreement.

2. NOTICES. All notices required to be made to INVESCO FUNDS GROUP, INC., INVESCO DISTRIBUTORS, INC., AND INVESCO VARIABLE INVESTMENTS FUNDS, INC. under this agreement shall be made to the following address:

                        4350 South Monaco Street
                        Denver, Colorado 80237
                        Attn.:  Legal Department

To the extent possible, this Amendment and the Agreement shall be read together. In the event of a conflict between the provisions of this Amendment and those of the Agreement, the provisions of this Amendment shall control.











                                                [INVESCO ICON] INVESCO(R)

Except as expressly amended hereby, the Agreement remains in full force and effect.


INVESCO FUNDS GROUP, INC.

Signature:  /s/ Ronald L. Grooms
            --------------------------------------
Name:       Ronald L. Grooms, Senior Vice President
Date:       October 15, 2001


INVESCO DISTRIBUTORS, INC.

Signature:  /s/  Ronald L. Grooms
            ---------------------------------------
Name:       Ronald L. Grooms, Senior Vice President
Date:       October 15, 2001


INVESCO VARIABLE INVESTMENT FUNDS, INC.

Signature:  /s/ Ronald L. Grooms
            ---------------------------
Name:       Ronald L. Grooms, Treasurer
Date:       October 15, 2001


AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

Signature:    /s/John R. McGeeney
              -----------------------------

Name/Title:   John R. McGeeney, General Counsel
              -----------------------------

Date:         October 30, 2001
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                                                   [INVESCO ICON] INVESCO(R)